For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957

UPS GROWTH ACCELERATES IN 2017
Announces Positive 2018 Outlook

•	Revenue Growth Tops 11% for 4Q17 and 8% for Full-Year 2017

•	4Q17 EPS of $1.27; Adjusted 4Q EPS of $1.67

•	International Export Shipments Rose 16% in 4Q17, Full-Year up 15%

•	Supply Chain & Freight Profit Jumps with Strong Revenue Growth of 21%

•	U.S. Domestic Revenue up 8.4% on Higher Package Demand and Yields

•	2017 EPS of $5.61; Adjusted 2017 EPS of $6.01

•	UPS Increases Investments for Growth in 2018

•	Announces Full-Year 2018 Adjusted EPS Guidance Range of $7.03 to $7.37

ATLANTA - February 1, 2018 - UPS (NYSE:UPS) today announced fourth quarter 2017 earnings. “We achieved our 2017 adjusted earnings-per-share target through exceptionally strong revenue and yield growth, coupled with benefits from our network investments and portfolio initiatives,” said David Abney, UPS chairman and CEO. “We made significant progress on key capacity investments in 2017. Our momentum, transformative actions and the economic catalyst from the Tax Cuts and Jobs Act (TCJA), position UPS for growth in 2018 and beyond. We expect to unlock significant resources, which will be available for accelerated investments in our network and create additional opportunities for our people.”

Consolidated Results	4Q 2017	Adjusted 4Q 2017	4Q 2016	Adjusted 4Q 2016
Revenue	$18,829 M		$16,931 M
Operating profit (loss)	$1,494 M	$2,294 M	$(428) M	$2,223 M
Diluted earnings (loss) per share	$1.27	$1.67	$(0.27)	$1.63

Fourth-quarter 2017 GAAP results include a benefit of $0.30 per share attributable to the TCJA. In addition, results include a mark-to-market (MTM) non-cash, pre-tax pension charge of $800 million which represents an after-tax charge of $0.70 per diluted share. In the prior-year period, the company reported non-cash, after-tax charges of $1.90 per diluted share related to mark-to-market pension charges.

For the total company in 4Q 2017:

•	Revenue increased 11.2%; currency-neutral revenue was up 10.9%.

•	4Q 2017 diluted EPS of $1.27; adjusted diluted EPS of $1.67.

•	During the quarter, the company delivered 1.5 billion packages, up 5.7% over last year.

•	Record deliveries for Peak Season of 762 million, materially above last year and over plan.

* Information on non-GAAP financial measures is attached to this press release.

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2-2-2

U.S. Domestic Segment

The Domestic segment is transforming its network to take full advantage of structural changes in the direct-to-consumer market. Demand for UPS Ground rose in the fourth quarter with volume growth of 5.7% and revenue of 9.3%. Premium Next Day Air shipment growth continued to be strong at 4.9% as customers selected faster delivery options. However, bottom line results were muted by additional peak operating expenses due to cyber-period volume surges and short-term costs related to capacity projects yet to come on-line.

	4Q 2017	Adjusted 4Q 2017	4Q 2016	Adjusted 4Q 2016
Revenue	$11,835 M		$10,913 M
Operating profit (loss)	$627 M	$1,264 M	$(570) M	$1,338 M

For the U.S. Domestic segment in 4Q 2017:

•	Revenue increased $922 million or 8.4% over 4Q 2016, driven by Deferred Air and Ground.

•	Revenue per piece increased 2.9%, as higher base-rate pricing and fuel surcharges offset headwinds from customer and product mix.

•	Shipments surged beyond network capacity during Cyber-periods driving additional operating cost of $125 million.

•	Saturday operations provided additional capacity and flexibility during the quarter.

•	Operating profit includes additional expense from investments in new technology, customer solutions and automated capacity expansion of about $60 million.

•	Adjusted operating profit excludes the MTM pension charge.

International Segment

“Our International segment has generated four consecutive quarters of double-digit export growth,” said Abney. “That execution, combined with our growth strategy and the investments we’ve made over the last three-and-a-half years, produced results that exceeded expectations.”

	4Q 2017	Adjusted 4Q 2017	4Q 2016	Adjusted 4Q 2016
Revenue	$3,753 M		$3,335 M
Operating profit	$725 M	$760 M	$281 M	$706 M

For the International segment in 4Q 2017:

•	The segment reported revenue growth of 13% driven by premium products.

•	Export shipment growth surged 16% per day. All regions of the world contributed to the expansion.

•	4Q 2017 operating profit was $725 million; 4Q adjusted operating profit increased 7.6% to $760 million, the result of broad, accelerated growth combined with expanded yields.

•	Adjusted operating profit excludes the MTM pension charge.

•	Currency-neutral operating profit increased 19% on an adjusted basis.

* Information on non-GAAP financial measures is attached to this press release.

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3-3-3

Supply Chain and Freight Segment

The Supply Chain and Freight segment produced record full-year and fourth-quarter results with double-digit expansion in both revenue and adjusted operating profit. Improved market conditions combined with revenue-quality improvements and structural cost-reduction programs produced strong results.

	4Q 2017	Adjusted 4Q 2017	4Q 2016	Adjusted 4Q 2016
Revenue	$3,241 M		$2,683 M
Operating profit (loss)	$142 M	$270 M	$(139) M	$179 M

For the Supply Chain and Freight segment in 4Q 2017:

•	Revenue increased 21% over 4Q 2016, the result of deeper alignment with preferred customers, strengthened revenue management initiatives and improved market conditions.

•	Tonnage gains in Freight Forwarding, UPS Freight and Coyote Logistics contributed to improved top-line results.

•	4Q 2017 operating profit of $142 million; adjusted operating profit was $270 million.

•	Adjusted operating profit excludes the MTM pension charge.

Full-year 2017 Consolidated Results

•	Total revenue increased 8.2% to $65.9 billion on shipment growth and yield expansion.

•	Full-year 2017 diluted EPS of $5.61; adjusted diluted EPS was $6.01.

•	Adjusted diluted EPS excludes the impact of both MTM pension charge and TCJA income tax benefit.

•	Company made capital expenditures of $5.2 billion during the year.

•	Paid dividends of $2.9 billion, an increase of 6.4% per share over the prior year.

•	Repurchased 16.1 million shares for approximately $1.8 billion.

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

“Our growth opportunities are accelerating,” said Richard Peretz, UPS chief financial officer. “The strong economic outlook and UPS’s high return on invested capital generates a unique opportunity to create additional long-term value by increasing capital investments. These investments enable UPS to execute our strategy and we are well-positioned for 2018 and beyond.”

•	UPS expects 2018 adjusted diluted earnings per share to be in a range of $7.03 to $7.37, which includes about $200 million of additional pre-tax pension expense due to lower discount rates.

•	Our guidance includes TCJA benefits that will increase net income and cash flow.

•	Capital expenditures planned between $6.5 billion to $7.0 billion, mostly dedicated to investments in new technology, aircraft and automated capacity.

# # #

Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss fourth-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, February 1, 2018. That call is open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

About UPS

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at longitudes.ups.com. To get UPS news direct, follow @UPS_News on Twitter.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties.
Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations (including tax laws and regulations), our competitive environment, changes in the facts or assumptions underlying our health and pension benefit funding obligations, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, as well as currency-neutral revenue, revenue per piece and operating profit.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include but are not limited to: amounts related to mark-to-market gains or losses (non-cash); settlement of contingencies; gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs; asset impairments (non-cash); amounts related to changes in tax regulations or positions; pension and postretirement related items; and debt modifications.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results, cash flows and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation award results.
Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.
Mark-To-Market Pension and Postretirement Adjustments
We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor for company-sponsored pension and post-retirement obligations immediately as part of net periodic benefit cost. We supplement the presentation of our operating profit, operating margin, pre-tax income, net income and earnings per share with similar non-GAAP measures that exclude the impact of the portion of net periodic benefit cost represented by the gains and losses recognized in excess of the 10% corridor and the related income tax effects. We believe this adjusted net periodic benefit cost provides important supplemental information that reflects the anticipated long-term cost of our defined benefit plans, and provides a benchmark for historical defined benefit cost trends that may provide useful comparison of year-to-year financial performance without considering the short-term impact of changes in market interest rates, equity prices, and similar factors.
This adjusted net periodic benefit cost ($843 million in 2017 and $1,074 million in 2016) is comparable to the accounting for our defined benefit plans in our quarterly reporting under U.S. GAAP, utilizing the expected return on plan assets (8.65% in 2017 and 8.65% in 2016) and the discount rate used to determine net periodic benefit cost (4.34% in 2017 and 4.81% in 2016).  The non-adjusted net periodic benefit cost reflects the actual return on plan assets (12.45% in 2017 and 6.06% in 2016) and the discount rate used to measure the projected benefit obligation at the December 31 measurement date (3.81% in 2017 and 4.34% in 2016).
The deferred income tax effects of these mark-to-market pension and postretirement adjustments are calculated by multiplying the statutory tax rates applicable in each tax jurisdiction, including the U.S. federal jurisdiction and various U.S. state and non-U.S. jurisdictions, by the adjustments. The blended average of the applicable statutory tax rates in 2017 and 2016 were 24.1% and 36.9%, respectively.
Tax Cuts and Jobs Act of 2017
On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was enacted that significantly revises U.S. corporate income tax law by, among other things, reducing the corporate income tax rate to 21% and implementing a modified territorial tax system, that includes a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. Net Income and diluted earnings per share as adjusted, excluding the benefit from TCJA of $258 million, is a non-GAAP measure. The tax benefit was primarily due to the TCJA’s reduction in the corporate tax rate that resulted in a remeasurement of our net deferred tax liability. We believe diluted earnings per share excluding the tax benefit is useful in evaluating our ongoing operating performance for the current period to that of other periods presented. The estimates are based on our initial analysis and current interpretation of the TCJA. Given the significant complexity of the Act, anticipated guidance from the U. S. Treasury about implementing the Act, and the potential for additional guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board related to the Act, our estimates may be refined in the future.

Weighted-Average Shares Outstanding and Diluted Earnings per Share
The computation of weighted-average shares outstanding and diluted earnings per share for the fourth quarter of 2016 excludes the effect of certain incentive compensation awards because they were anti-dilutive in consideration of our reported net loss. Adjusted diluted earnings per share for this period includes the dilutive effect of these same shares because we are reporting adjusted net income after excluding the mark-to-market pension and postretirement adjustment.

Currency-Neutral Revenue, Revenue per Piece and Operating Profit

We supplement the reporting of our revenue, revenue per piece and operating profit with similar non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package and Supply Chain and Freight businesses on a currency-neutral basis.
Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived current period local currency revenue, revenue per piece and operating profit are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency revenue hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.
Free Cash Flow
We supplement the reporting of cash flows from operating activities with free cash flow and free cash flow excluding discretionary pension contributions, non-GAAP liquidity measures. We believe free cash flow is an important indicator of how much cash is generated by regular business operations and we use it as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities.
We believe free cash flow excluding discretionary pension contributions is an important indicator of how much cash is generated by regular business operations and we use it to monitor our cash flow performance. We also believe this non-GAAP measure provides investors additional useful information when evaluating our cash flows from operating activities.

Reconciliation of GAAP and non-GAAP Income Statement Data (in millions, except EPS amounts):

Three Months Ended December 31, 2017

	As- Reported (GAAP)	Defined Benefit Plans MTM Charges	Impact of TCJA	As-Adjusted (non-GAAP)
Operating profit:
U.S. Domestic Package	$627	$637	$—	$1,264
International Package	725	35	—	760
Supply Chain & Freight	142	128	—	270
Total operating profit	$1,494	$800		$2,294

Income Taxes	$284	$193	$258	$735

Net income	$1,104	$607	$(258)	$1,453

Diluted earnings per share	$1.27	$0.70	$(0.30)	$1.67

Three Months Ended December 31, 2016

	As- Reported (GAAP)	Defined Benefit Plans MTM Charges	Impact of TCJA	As-Adjusted (non-GAAP)
Operating profit (loss):
U.S. Domestic Package	$(570)	$1,908	$—	$1,338
International Package	281	425	—	706
Supply Chain & Freight	(139)	318	—	179
Total operating profit (loss)	$(428)	$2,651	$—	$2,223

Income Taxes	$(277)	$978	$—	$701

Net income (loss)	$(239)	$1,673	$—	$1,434

Diluted weighted avg. shares	876	5	—	881

Diluted earnings per share	$(0.27)	$1.90	$—	$1.63

Note: Certain amounts may not compute due to rounding

Reconciliation of GAAP and non-GAAP Income Statement Data (in millions, except EPS amounts):

Year Ended December 31, 2017

	As- Reported (GAAP)	Defined Benefit Plans MTM Charges	Impact of TCJA	As-Adjusted (non-GAAP)
Operating profit:
U.S. Domestic Package	$4,280	$637	$—	$4,917
International Package	2,464	35	—	$2,499
Supply Chain & Freight	785	128	—	$913
Total operating profit	$7,529	$800	$—	$8,329

Income Taxes	$2,238	$193	$258	$2,689

Net income	$4,910	$607	$(258)	$5,259

Diluted earnings per share	$5.61	$0.69	$(0.29)	$6.01

Year Ended December 31, 2016

	As- Reported (GAAP)	Defined Benefit Plans MTM Charges	Impact of TCJA	As-Adjusted (non-GAAP)
Operating profit:
U.S. Domestic Package	$3,017	$1,908	$—	$4,925
International Package	2,044	425	—	2,469
Supply Chain & Freight	406	318	—	724
Total operating profit	$5,467	$2,651	$—	$8,118

Income Taxes	$1,705	$978	$—	$2,683

Net income	$3,431	$1,673	$—	$5,104

Diluted earnings per share	$3.87	$1.88	$—	$5.75

Note: Certain amounts may not compute due to rounding

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and As-Adjusted Currency Neutral
Operating Profit
(in millions, except Per Piece amounts):

Three Months Ended December 31
	2017 As- Reported (GAAP)	2016 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2017 Currency Neutral (non-GAAP)	% Change (non-GAAP)

Average Revenue Per Piece:
International Package:
Domestic	$6.31	$5.57	13.3%	$(0.45)	$5.86	5.2%
Export	28.50	29.50	(3.4)%	0.28	28.78	(2.4)%
Total International Package	$16.57	$15.90	4.2%	$(0.12)	$16.45	3.5%

Consolidated	$10.19	$9.85	3.5%	$(0.02)	$10.17	3.2%

Revenue:
U.S. Domestic Package	$11,835	$10,913	8.4%	$—	$11,835	8.4%
International Package	3,753	3,335	12.5%	(27)	3,726	11.7%
Supply Chain & Freight	3,241	2,683	20.8%	(25)	3,216	19.9%
Total revenue	$18,829	$16,931	11.2%	$(52)	$18,777	10.9%

	2017 As-Adjusted (non-GAAP)	2016 As-Adjusted (non-GAAP)	% Change (non-GAAP)	Currency Impact	2017 As-Adjusted Currency-Neutral (non-GAAP)	% Change (non-GAAP)
As-Adjusted Operating profit:
U.S. Domestic Package	$1,264	$1,338	(5.5)%	$—	$1,264	(5.5)%
International Package	760	706	7.6%	80	840	19.0%
Supply Chain & Freight	270	179	50.8%	1	271	51.4%
Total operating profit	$2,294	$2,223	3.2%	$81	$2,375	6.8%

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and As-Adjusted Currency Neutral
Operating Profit
(in millions, except Per Piece amounts):

Year Ended December 31, 2017
	2017 As- Reported (GAAP)	2016 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2017 Currency Neutral (non-GAAP)	% Change (non-GAAP)

Average Revenue Per Piece:
International Package:
Domestic	$6.08	$5.85	3.9%	$(0.03)	$6.05	3.4%
Export	28.69	30.38	(5.6)%	0.95	29.64	(2.4)%
Total International Package	$16.22	$16.29	(0.4)%	$0.41	$16.63	2.1%

Consolidated	$10.53	$10.30	2.2%	$0.06	$10.59	2.8%

Revenue:
U.S. Domestic Package	$40,764	$38,301	6.4%	$—	$40,764	6.4%
International Package	13,338	12,350	8.0%	325	13,663	10.6%
Supply Chain & Freight	11,770	10,255	14.8%	(10)	11,760	14.7%
Total revenue	$65,872	$60,906	8.2%	$315	$66,187	8.7%

	2017 As-Adjusted (non-GAAP)	2016 As-Adjusted (non-GAAP)	% Change (non-GAAP)	Currency Impact	2017 As-Adjusted Currency-Neutral (non-GAAP)	% Change (non-GAAP)
As-Adjusted Operating profit:
U.S. Domestic Package	$4,917	$4,925	(0.2)%	$—	$4,917	(0.2)%
International Package	2,499	2,469	1.2%	375	2,874	16.4%
Supply Chain & Freight	913	724	26.1%	2	915	26.4%
Total operating profit	$8,329	$8,118	2.6%	$377	$8,706	7.2%

Reconciliation of GAAP and non-GAAP Liquidity Measures (in millions)

Year Ended December 31

Net Increase (Decrease) in Cash and Cash Equivalents

2017
Cash flows from operating activities	$1,479
Cash flows used in investing activities	(4,975)
Cash flows used in financing activities	3,287

Effect of exchange rate changes on cash and cash equivalents	53
Net (decrease) in cash and cash equivalents	$(156)

Reconciliation of Free Cash Flow (non-GAAP)

2017

Cash flows from operating activities (GAAP)	$1,479
Capital expenditures	(5,227)
Proceeds from disposals of PP&E	24
Net change in finance receivables	5
Other investing activities	1
Free cash flow (non-GAAP)	$(3,718)
Discretionary pension contributions	7,291
Free cash flow, excluding discretionary pension contributions (non-GAAP)	$3,573

United Parcel Service, Inc.
Selected Financial Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2017	2016	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$11,835	$10,913	$922	8.4%
International Package	3,753	3,335	418	12.5%
Supply Chain & Freight	3,241	2,683	558	20.8%
Total revenue	18,829	16,931	1,898	11.2%

Operating expenses:
Compensation and benefits	10,131	11,322	(1,191)	(10.5)%
Other	7,204	6,037	1,167	19.3%
Total operating expenses	17,335	17,359	(24)	(0.1)%

Operating profit (loss):
U.S. Domestic Package	627	(570)	1,197	N/A
International Package	725	281	444	158.0%
Supply Chain & Freight	142	(139)	281	N/A
Total operating profit (loss)	1,494	(428)	1,922	N/A

Other income (expense):
Investment income and other	23	12	11	91.7%
Interest expense	(129)	(100)	(29)	29.0%
Total other income (expense)	(106)	(88)	(18)	20.5%

Income (loss) before income taxes	1,388	(516)	1,904	N/A

Income tax expense (benefit)	284	(277)	561	N/A

Net income (loss)	$1,104	$(239)	$1,343	N/A

Net income (loss) as a percentage of revenue	5.9%	(1.4)%

Per share amounts:
Basic earnings (loss) per share	$1.27	$(0.27)	$1.54	N/A
Diluted earnings (loss) per share	$1.27	$(0.27)	$1.54	N/A

Weighted-average shares outstanding:
Basic	867	876	(9)	(1.0)%
Diluted	872	876	(4)	(0.5)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,264	$1,338	$(74)	(5.5)%
International Package (1)	760	706	54	7.6%
Supply Chain & Freight (1)	270	179	91	50.8%
Total operating profit (1)	2,294	2,223	71	3.2%

Income before income taxes (1)	$2,188	$2,135	$53	2.5%
Net income (2)	$1,453	$1,434	$19	1.3%

Basic earnings per share (2)	$1.68	$1.64	$0.04	2.4%
Diluted earnings per share (2)	$1.67	$1.63	$0.04	2.5%

(1) 2017 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $800 million, allocated between the U.S. Domestic Package segment ($637 million), International Package segment ($35 million), and Supply Chain & Freight segment ($128 million).

2016 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $2.651 billion, allocated between the U.S. Domestic Package segment ($1.908 billion), International Package segment ($425 million), and Supply Chain & Freight segment ($318 million).

(2) 2017 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $607 million. 2017 net income also excludes income tax benefits of $258 million attributable to the 2017 Tax Cuts and Jobs Act.

2016 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $1.673 billion. 2016 diluted earnings per share is based on weighted-average shares outstanding of 881 million, which includes the effect of 5 million dilutive shares and share equivalents.

United Parcel Service, Inc.
Selected Operating Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2017	2016	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,905	$1,834	$71	3.9%
Deferred	1,429	1,301	128	9.8%
Ground	8,501	7,778	723	9.3%
Total U.S. Domestic Package	11,835	10,913	922	8.4%
International Package:
Domestic	739	637	102	16.0%
Export	2,869	2,561	308	12.0%
Cargo and Other	145	137	8	5.8%
Total International Package	3,753	3,335	418	12.5%
Supply Chain & Freight:
Forwarding and Logistics	2,272	1,813	459	25.3%
Freight	758	686	72	10.5%
Other	211	184	27	14.7%
Total Supply Chain & Freight	3,241	2,683	558	20.8%
Consolidated	$18,829	$16,931	$1,898	11.2%

Consolidated volume (in millions)	1,515	1,433	82	5.7%

Operating weekdays	63	63	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,660	1,582	78	4.9%
Deferred	1,868	1,827	41	2.2%
Ground	17,069	16,142	927	5.7%
Total U.S. Domestic Package	20,597	19,551	1,046	5.4%
International Package:
Domestic	1,859	1,815	44	2.4%
Export	1,598	1,378	220	16.0%
Total International Package	3,457	3,193	264	8.3%
Consolidated	24,054	22,744	1,310	5.8%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$18.22	$18.40	$(0.18)	(1.0)%
Deferred	12.14	11.30	0.84	7.4%
Ground	7.91	7.65	0.26	3.4%
Total U.S. Domestic Package	9.12	8.86	0.26	2.9%
International Package:
Domestic	6.31	5.57	0.74	13.3%
Export	28.50	29.50	(1.00)	(3.4)%
Total International Package	16.57	15.90	0.67	4.2%
Consolidated	$10.19	$9.85	$0.34	3.5%

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight- Fourth Quarter

Currency Neutral Revenue Per Piece
(unaudited)

	Three Months Ended				Currency
	December 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$6.31	$5.57	13.3%	$(0.45)	$5.86	5.2%
Export	28.50	29.50	(3.4)%	0.28	28.78	(2.4)%
Total International Package	$16.57	$15.90	4.2%	$(0.12)	$16.45	3.5%

Consolidated	$10.19	$9.85	3.5%	$(0.02)	$10.17	3.2%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Revenue
(unaudited)

	Three Months Ended				Currency
	December 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change

Revenue (in millions):
U.S. Domestic Package	$11,835	$10,913	8.4%	$—	$11,835	8.4%
International Package	3,753	3,335	12.5%	(27)	3,726	11.7%
Supply Chain & Freight	3,241	2,683	20.8%	(25)	3,216	19.9%
Total revenue	$18,829	$16,931	11.2%	$(52)	$18,777	10.9%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

As-Adjusted Currency Neutral Operating Profit
(unaudited)

	Three Months Ended				As-Adjusted Currency
	December 31				Neutral
	2017*	2016*	% Change	Currency	2017**	% Change

As-Adjusted Operating Profit (in millions):
U.S. Domestic Package	$1,264	$1,338	(5.5)%	$—	$1,264	(5.5)%
International Package	760	706	7.6%	80	840	19.0%
Supply Chain & Freight	270	179	50.8%	1	271	51.4%
Total operating profit	$2,294	$2,223	3.2%	$81	$2,375	6.8%
* Amounts adjusted for Defined Benefit Plans MTM charges
** Amounts adjusted for Defined Benefit Plans MTM charges and period over period foreign currency exchange rate and hedging differences

Freight Selected Operating Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2017	2016	Change	% Change
LTL revenue (in millions)	$653	$604	$49	8.1%
LTL revenue per LTL hundredweight	$24.63	$23.42	$1.21	5.2%

LTL shipments (in thousands)	2,464	2,447	17	0.7%
LTL shipments per day (in thousands)	40.4	40.1	0.3	0.7%

LTL gross weight hauled (in millions of pounds)	2,651	2,578	73	2.8%
LTL weight per shipment (in pounds)	1,076	1,054	22	2.1%

Operating weekdays	61	61	—	—%

United Parcel Service, Inc.
Detail of Other Operating Expenses - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2017	2016	Change	% Change
(amounts in millions)
Repairs and Maintenance	$420	$388	$32	8.2%
Depreciation and Amortization	594	563	31	5.5%
Purchased Transportation	3,528	2,823	705	25.0%
Fuel	817	638	179	28.1%
Other Occupancy	310	275	35	12.7%
Other Expenses	1,535	1,350	185	13.7%
Total Other Operating Expenses	$7,204	$6,037	$1,167	19.3%

Earnings Per Share and Share Data - Fourth Quarter
(unaudited)

	Three Months Ended
	December 31
	2017	2016
(amounts in millions, except per share data)
Numerator:
Net income (loss)	$1,104	$(239)

Denominator:
Weighted-average shares	861	870
Deferred compensation obligations	1	1
Vested portion of restricted units	5	5
Denominator for basic earnings (loss) per share	867	876

Effect of dilutive securities:
Restricted units	4	—
Stock options	1	—
Denominator for diluted earnings (loss) per share	872	876

Basic earnings (loss) per share	$1.27	$(0.27)

Diluted earnings (loss) per share	$1.27	$(0.27)

Detail of shares outstanding as of December 31, 2017:

Class A shares	172
Class B shares	687
Total shares outstanding	859

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2017	2016	Change	% Change
(amount in millions, expect per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$40,764	$38,301	$2,463	6.4%
International Package	13,338	12,350	988	8.0%
Supply Chain & Freight	11,770	10,255	1,515	14.8%
Total revenue	65,872	60,906	4,966	8.2%

Operating expenses:
Compensation and benefits	34,588	34,770	(182)	(0.5)%
Other	23,755	20,669	3,086	14.9%
Total operating expenses	58,343	55,439	2,904	5.2%

Operating profit:
U.S. Domestic Package	4,280	3,017	1,263	41.9%
International Package	2,464	2,044	420	20.5%
Supply Chain & Freight	785	406	379	93.3%
Total operating profit	7,529	5,467	2,062	37.7%

Other income (expense):
Investment income and other	72	50	22	44.0%
Interest expense	(453)	(381)	(72)	18.9%
Total other income (expense)	(381)	(331)	(50)	15.1%

Income before income taxes	7,148	5,136	2,012	39.2%

Income tax expense	2,238	1,705	533	31.3%

Net income	$4,910	$3,431	$1,479	43.1%

Net income as a percentage of revenue	7.5%	5.6%

Per share amounts:
Basic earnings per share	$5.64	$3.89	$1.75	45.0%
Diluted earnings per share	$5.61	$3.87	$1.74	45.0%

Weighted-average shares outstanding:
Basic	871	883	(12)	(1.4)%
Diluted	875	887	(12)	(1.4)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$4,917	$4,925	$(8)	(0.2)%
International Package (1)	2,499	2,469	30	1.2%
Supply Chain & Freight (1)	913	724	189	26.1%
Total operating profit (1)	8,329	8,118	211	2.6%

Income before income taxes (1)	$7,948	$7,787	$161	2.1%
Net income (2)	$5,259	$5,104	$155	3.0%

Basic earnings per share (2)	$6.04	$5.78	$0.26	4.5%
Diluted earnings per share (2)	$6.01	$5.75	$0.26	4.5%

(1) 2017 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $800 million, allocated between the U.S. Domestic Package segment ($637 million), International Package segment ($35 million), and Supply Chain & Freight segment ($128 million).

2016 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $2.651 billion, allocated between the U.S. Domestic Package segment ($1.908 billion), International Package segment ($425 million), and Supply Chain & Freight segment ($318 million).

(2) 2017 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $607 million. 2017 net income also excludes income tax benefits of $258 million attributable to the 2017 Tax Cuts and Jobs Act.

2016 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which decreased net income by $1.673 billion.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2017	2016	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$7,088	$6,752	$336	5.0%
Deferred	4,421	4,082	339	8.3%
Ground	29,255	27,467	1,788	6.5%
Total U.S. Domestic Package	40,764	38,301	2,463	6.4%
International Package:
Domestic	2,645	2,441	204	8.4%
Export	10,167	9,374	793	8.5%
Cargo and Other	526	535	(9)	(1.7)%
Total International Package	13,338	12,350	988	8.0%
Supply Chain & Freight:
Forwarding and Logistics	7,981	6,793	1,188	17.5%
Freight	2,998	2,736	262	9.6%
Other	791	726	65	9.0%
Total Supply Chain & Freight	11,770	10,255	1,515	14.8%
Consolidated	$65,872	$60,906	$4,966	8.2%

Consolidated volume (in millions)	5,087	4,868	219	4.5%

Operating weekdays	254	255	(1)	(0.4)%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,460	1,379	81	5.9%
Deferred	1,400	1,351	49	3.6%
Ground	14,061	13,515	546	4.0%
Total U.S. Domestic Package	16,921	16,245	676	4.2%
International Package:
Domestic	1,714	1,635	79	4.8%
Export	1,395	1,210	185	15.3%
Total International Package	3,109	2,845	264	9.3%
Consolidated	20,030	19,090	940	4.9%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.11	$19.20	$(0.09)	(0.5)%
Deferred	12.43	11.85	0.58	4.9%
Ground	8.19	7.97	0.22	2.8%
Total U.S. Domestic Package	9.48	9.25	0.23	2.5%
International Package:
Domestic	6.08	5.85	0.23	3.9%
Export	28.69	30.38	(1.69)	(5.6)%
Total International Package	16.22	16.29	(0.07)	(0.4)%
Consolidated	$10.53	$10.30	$0.23	2.2%

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight - Year to Date

Currency Neutral Revenue Per Piece
(unaudited)

	Twelve Months Ended			Currency
	December 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$6.08	$5.85	3.9%	$(0.03)	$6.05	3.4%
Export	28.69	30.38	(5.6)%	0.95	29.64	(2.4)%
Total International Package	$16.22	$16.29	(0.4)%	$0.41	$16.63	2.1%

Consolidated	$10.53	$10.30	2.2%	$0.06	$10.59	2.8%

* Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Revenue
(unaudited)

	Twelve Months Ended			Currency
	December 31			Neutral
	2017	2016	% Change	Currency	2017*	% Change
Revenue (in millions):
U.S. Domestic Package	$40,764	$38,301	6.4%	—	$40,764	6.4%
International Package	13,338	12,350	8.0%	325	13,663	10.6%
Supply Chain & Freight	11,770	10,255	14.8%	(10)	11,760	14.7%
Total revenue	$65,872	$60,906	8.2%	$315	$66,187	8.7%

* Amounts adjusted for period over period foreign currency exchange rate and hedging differences

As-Adjusted Currency Neutral Operating Profit
(unaudited)

	Twelve Months Ended				As-Adjusted Currency
	December 31				Neutral
	2017*	2016*	% Change	Currency	2017**	% Change
As-Adjusted Operating profit (in millions):
U.S. Domestic Package	$4,917	$4,925	(0.2)%	—	$4,917	(0.2)%
International Package	2,499	2,469	1.2%	375	2,874	16.4%
Supply Chain & Freight	913	724	26.1%	2	915	26.4%
Total operating profit	$8,329	$8,118	2.6%	$377	$8,706	7.2%

* Amounts adjusted for Defined Benefit Plans MTM charges
** Amounts adjusted for Defined Benefit Plans MTM charges and period over period foreign currency exchange rate and hedging differences

Freight Selected Operating Data - Year to Date
(unaudited)

	Twelve Months Ended
	December 31
	2017	2016	Change	% Change
LTL revenue (in millions)	$2,596	$2,384	$212	8.9%
LTL revenue per LTL hundredweight	$24.08	$23.44	$0.64	2.7%

LTL shipments (in thousands)	10,203	9,954	249	2.5%
LTL shipments per day (in thousands)	40.5	39.3	1.2	3.1%

LTL gross weight hauled (in millions of pounds)	10,782	10,167	615	6.0%
LTL weight per shipment (in pounds)	1,057	1,021	36	3.5%

Operating weekdays	252	253	(1)	(0.4)%

United Parcel Service, Inc.
Detail of Other Operating Expenses - Year to Date
(unaudited)

(in millions)	Twelve Months Ended
	December 31
	2017	2016	Change	% Change
Repairs and Maintenance	$1,600	$1,538	$62	4.0%
Depreciation and Amortization	2,282	2,224	58	2.6%
Purchased Transportation	10,989	9,129	1,860	20.4%
Fuel	2,690	2,118	572	27.0%
Other Occupancy	1,155	1,037	118	11.4%
Other Expenses	5,039	4,623	416	9.0%
Total Other Operating Expenses	$23,755	$20,669	$3,086	14.9%

Earnings Per Share and Share Data - Year to Date
(unaudited)

	Twelve Months Ended
(amounts in millions, except per share data)	December 31
	2017	2016

Numerator:
Net income	$4,910	$3,431

Denominator:
Weighted-average shares outstanding	865	878
Deferred compensation arrangements	1	1
Vested portion of restricted units	5	4
Denominator for basic earnings per share	871	883

Effect of dilutive securities:
Restricted units	3	3
Stock options	1	1
Denominator for diluted earnings per share	875	887

Basic earnings per share	$5.64	$3.89

Diluted earnings per share	$5.61	$3.87

United Parcel Service, Inc.
Consolidated Balance Sheets - December 31, 2017 and December 31, 2016
(unaudited)

	December 31, 2017	December 31, 2016
(amounts in millions)

ASSETS
Current Assets:
Cash and marketable securities	$4,069	$4,567
Other current assets	11,479	9,282
Total Current Assets	15,548	13,849
Property, Plant and Equipment	48,726	43,674
Less accumulated depreciation and amortization	26,608	24,874
	22,118	18,800
Other Assets	7,737	7,728
	$45,403	$40,377

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities	$12,708	$11,730
Long-Term Debt	20,278	12,394
Pension and Postretirement Benefit Obligations	7,061	12,694
Deferred Taxes, Credits and Other Liabilities	4,326	3,130
Shareowners' Equity	1,030	429
	$45,403	$40,377

Amounts are subject to reclassification.

United Parcel Service, Inc.
Selected Cash Flow Data
(unaudited)

Net Increase (Decrease) in Cash and Cash Equivalents
Preliminary
Year-to-Date
(amounts in millions)	December 31
Cash flows from operating activities	$1,479
Cash flows used in investing activities	(4,975)
Cash flows used in financing activities	3,287

Effect of exchange rate changes on cash and cash equivalents	53
Net (decrease) in cash and cash equivalents	$(156)

Reconciliation of Free Cash Flow (non-GAAP)
Preliminary
Year-to-Date
(amounts in millions)	December 31
Cash flows from operating activities	$1,479
Capital expenditures	(5,227)
Proceeds from disposals of PP&E	24
Net change in finance receivables	5
Other investing activities	1
Free cash flow (non-GAAP)	$(3,718)
Discretionary pension contributions	7,291
Free cash flow, excluding discretionary pension contributions (non-GAAP)	$3,573

Amounts are subject to reclassification.

United Parcel Service, Inc.
Aircraft Fleet - as of December 31, 2017
(unaudited)

Description	Owned and Capital Leases	Leases & Charters from Others	On Order	Under Option
Operating:
Boeing 757-200	75	—	—	—
Boeing 767-300	59	—	—	—
Boeing 767-300BCF	2	—	1	—
Airbus A300-600	52	—	—	—
Boeing MD-11	37	—	—	—
Boeing 747-400F	11	—	—	—
Boeing 747-400BCF	2	—	—	—
Boeing 747-8F	3	—	11	14
Other	—	340	—	—

Total	241	340	12	14